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Exhibit 24

POWER OF ATTORNEY

    We, the undersigned officers and directors of Pacific Bancorp, Inc., hereby severally and individually constitute and appoint Jeffery C. Low as the true and lawful attorney in fact for the undersigned, in any and all capacities, with full power of substitution, to sign the Registration Statement on Form S-8 covering the Company's Employee Stock Option Plan (the "Registration Statement"), and any and all amendments to the Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact may lawfully do or cause to be done by virtue of this appointment. Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacity indicated on August 28, 2001.

Signature	Title

/s/ YI-HENG LEE Yi-Heng Lee	Director
/s/ MARK P. LEVY Mark P. Levy	Director
/s/ ROBERT E. PETERSON Robert E. Peterson	Director
/s/ GEORGE J. POOL George J. Pool	Director
/s/ LYLE K. SNYDER Lyle K. Snyder	Director
/s/ KEITH D. TIBBLES Keith D. Tibbles	Director
/s/ FANNIE KUEI-FANG TSAI Fannie Kuei-Fang Tsai	Director
/s/ MARK W. WEBER Mark W. Weber	Director
/s/ EDWIN R. YOUNG Edwin R. Young	Director

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POWER OF ATTORNEY